UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐ Definitive Proxy Statement.

☐ Definitive Additional Materials.

☒    Soliciting Material Under Rule 14a-12.

IMH SECURED LOAN FUND, LLC
(Name of Registrant as Specified in Its Charter)

THE COMMITTEE TO PROTECT IMH SECURED LOAN FUND
LGM CAPITAL PARTNERS LLC
G. LOUIS GRAZIADIO III
WILLIAM R. LANG
TODD A. MIKLES
RONALD TUCEK
CLIFF RATLIFF
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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The following is the text of a television advertisement that The Committee to Protect IMH Secured Loan Fund intends to run:

»(ANNOUNCER:)

Attention investors, if you invested in the IMH Secured Loan Fund, you need to know about important developments happening right now.  Please call 888-750-5834 or go to lgmcapitalpartners.com.  888-750-5834.

SCREEN 1:

ATTENTION INVESTORS!
If you invested in:
IMH
SECURED LOAN FUND
You need to know about
new developments!
888-750-5834
LGMCapitalPartners.com

SCREEN 2:

ATTENTION INVESTORS!
If you invested in:
IMH
SECURED LOAN FUND
ADDITIONAL INFORMATION
The Committee to Protect IMH Secured Loan Fund has made a preliminary filing with the Securities and Exchange Commission of a consent solicitation statement and accompanying consent card to be used to solicit (a) consent revocations from the members of IMH Secured Loan Fund, LLC, with respect to the conversion transactions proposed by the Fund and its current manager and (b) consents from the Fund’s members in support of the removal and replacement of the current manager, Investors Mortgage Holdings Inc., with LGM Capital Partners LLC or its affiliate, as the new manager of the Fund.
THE COMMITTEE STRONGLY ADVISES ALL MEMBERS OF THE FUND TO READ THE CONSENT SOLICITATION STATEMENT AS IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. SUCH CONSENT SOLICITATION STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE CONSENT SOLICITATION STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE COMMITTEE’S CONSENT SOLICITOR, INNISFREE M&A INCORPORATED, TOLL FREE AT 1-888-750-5834 (BANKS AND BROKERAGE FIRMS CALL COLLECT AT 1-212-750-5833).
The participants in the consent solicitation are LGM Capital Partners LLC, a Delaware limited liability company, and LGM Capital Partners LLC’s members, G. Louis Graziadio III, William R. Lang and Todd A. Mikles, as well as two members of the Fund, Ronald Tucek and Cliff Ratliff.  None of the participants has any direct or indirect interests in the matters to be acted upon pursuant to the consent solicitation other than as a member of the Fund or with respect to the proposal to elect and admit LGM Capital Partners LLC or its affiliate as the new manager of the Fund.  As of the date hereof, participants collectively own an aggregate of 25 membership units of the Fund, consisting of the following: (1) 20 membership units held by Ronald Tucek, of which LGM Capital Partners LLC owns the economic and beneficial ownership interest in 1 membership unit and (2) 5 membership units held by Cliff Ratliff.  More information about the participants and their interests is set forth in the preliminary consent solicitation statement that has been filed by the Committee with the Securities and Exchange Commission.
888-750-5834
LGMCapitalPartners.com

ADDITIONAL INFORMATION

The Committee to Protect IMH Secured Loan Fund has made a preliminary filing with the Securities and Exchange Commission of a consent solicitation statement and accompanying consent card to be used to solicit (a) consent revocations from the members of IMH Secured Loan Fund, LLC, with respect to the conversion transactions proposed by the Fund and its current manager and (b) consents from the Fund’s members in support of the removal and replacement of the current manager, Investors Mortgage Holdings Inc., with LGM Capital Partners LLC or its affiliate, as the new manager of the Fund.

THE COMMITTEE STRONGLY ADVISES ALL MEMBERS OF THE FUND TO READ THE CONSENT SOLICITATION STATEMENT AS IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. SUCH CONSENT SOLICITATION STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE CONSENT SOLICITATION STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO:

Innisfree M&A Incorporated
Toll Free: 1-888-750-5834
Banks and Brokerage Firms Call Collect: 1-212-750-5833

The participants in the consent solicitation are LGM Capital Partners LLC, a Delaware limited liability company, and LGM Capital Partners LLC’s members, G. Louis Graziadio III, William R. Lang and Todd A. Mikles, as well as two members of the Fund, Ronald Tucek and Cliff Ratliff.  None of the participants has any direct or indirect interests in the matters to be acted upon pursuant to the consent solicitation other than as a member of the Fund or with respect to the proposal to elect and admit LGM Capital Partners LLC or its affiliate as the new manager of the Fund.  As of the date hereof, participants collectively own an aggregate of 25 membership units of the Fund, consisting of the following: (1) 20 membership units held by Ronald Tucek, of which LGM Capital Partners LLC owns the economic and beneficial ownership interest in 1 membership unit and (2) 5 membership units held by Cliff Ratliff.  More information about the participants and their interests is set forth in the preliminary consent solicitation statement that has been filed by the Committee with the Securities and Exchange Commission.